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Confidential treatment has been requested for portions of this Agreement and the portions for which confidential treatment have been requested are indicated by asterisks.


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                                                                   EXHIBIT 10.32


                                CONFIDENTIAL TREATMENT


                                  Heads of Agreement
                                  __________________


                                       between


F.Hoffmann-La Roche Ltd, Grenzacherstrasse 124, CH-4070 Basel, Switzerland and Hoffmann-La Roche Inc., 340 Kingsland Street, Nutley, New Jersey 07110 USA, (hereinafter called "Roche"),

                                         and

Progenics Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591, USA (hereinafter called "Progenics")

_____________________________


WHEREAS:

Progenics is a biopharmaceutical company with considerable experience in the field of HIV research.

Progenics has been granted by Columbia University, New York, New York 10027 (US) a worldwide exclusive license to the CD4 receptor with the right to sublicense, which receptor can be used for the screening of compounds which can inhibit the adhesion and fusion of HIV to cell membranes.

Progenics has developed original screening assays which could allow the identification of inhibitors of the interaction between chemokine receptors that act as HIV co-receptors, including CCR5 and CXCR4, and HIV, which interaction results in fusion of HIV with cells, and Progenics has filed relevant patent applications thereto.

Progenics has produced or has access to a variety of reagents used in connection with the assays described above.

Roche desires to screen its libraries of compounds using Progenics technology to identify such inhibitors.

Therefore, Roche and Progenics have agreed to enter into a binding Heads of Agreement as follows:


1.   Definitions

1.1 "Affiliated Companies," with respect to a party to this Agreement, shall mean:

     a. an organization fifty percent or more of the voting stock of which is owned and/or controlled directly or indirectly by such party;

     b. an organization which directly or indirectly owns and/or controls fifty percent or more of the voting stock of such party; or

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     c.   an organization which is directly or indirectly under common control of such party through common share holdings.

     The term Affiliated Companies of Roche shall not include Genentech Inc, 460 Point San Bruno Blvd, South San Francisco, California, USA unless Roche opts for such inclusion by giving a written notice to Progenics.

1.2 "Compound" shall mean a Molecule identified or developed for use in the Field through the use of Progenics Intellectual Property Rights or as a result of the Research Collaboration.

1.3 "Field" shall mean the area of the therapy of HIV infection by the inhibition of the interaction between chemokine receptors that act as HIV co-receptors, including CCR5 and CXCR4, and HIV, which interaction results in fusion of HIV with cells.

1.4  "Major Markets" shall mean any of [ *** ]

1.5  "HIV" shall mean human immunodeficiency virus.

1.6 "Net Sales" shall mean the gross sales of the Product invoiced by [ *** ]



     In the case of combination products, [ *** ]

1.7 "Product" shall mean a pharmaceutical composition containing at least one Compound as active ingredient.


1.8 a. "Progenics Intellectual Property Rights" shall mean all patents and patent applications, including any addition, continuation, continuation-in-part, or division thereof or any substitute application therefor; any patent issued with respect to such patent application; any reissued, re-examination or extension of any such patent, any confirmation patent or registration patent or patent of addition based on any such patent and any assays, reagents and materials furnished by Progenics to Roche in connection with the Research

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     Collaboration, in each case related to the Field and in which Progenics has an ownership or licensable right during the term of this Agreement.

     b. "Progenics Confidential Information" shall mean information and materials, including but not limited to pharmaceutical, chemical and biological substances, technical and non-technical data, tests, assays, cell lines and other materials, methods, processes and drawings, plans, diagrams and specifications and other know-how, related to the Field and in which Progenics has an ownership or licensable right during the term of this Agreement.

1.9 "Research Collaboration" shall mean the research performed by the parties as defined in Appendix A hereto.

1.10 a. "Roche Intellectual Property Rights" shall mean all patents and patent applications including any addition, continuation, continuation-in part, or division thereof or any substitute application therefor; any patent issued with respect to such patent application; any reissue, re-examination or extension of any such patent, any confirmation patent or registration patent or patent of addition based on any such patent, and in which Roche has an ownership or licensable right during the term of this Agreement.

     b. "Roche Confidential Information shall mean information and materials, including but not limited to pharmaceutical, chemical and biological substances, technical and non-technical data, tests, assays, cell lines and other materials, methods and processes and drawings, plans, diagrams and specification and other know-how, related to the Field and in which Roche has an ownership or licensable right during the term of this Agreement.

1.11 "Molecule" shall mean all chemical entities, excluding:

     a. any molecule [ *** ] and

     b. any molecule that [ *** ]

     It is understood that a [ *** ] as described above, is a molecule made only of [ *** ]

1.12 The "Effective Date" shall mean the date on which the last signatory to this Agreement signs the Agreement.




2.   Research Collaboration

2.1 Progenics and Roche shall jointly perform the Research Collaboration. The specific tasks of either party are defined in Appendix A hereto. Progenics shall assign to the Research Collaboration, and its research obligations under the Research Collaboration shall be limited to, [ *** ]

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2.2. The parties shall establish a Joint Steering Committee which will:

     a.   review the progress of the Research Collaboration,

     b. adapt the tasks of the parties set forth in Appendix A to reflect the results being achieved or changing scientific interest,

     c. meet at least twice a year, with additional informal communications as appropriate.

     The Joint Steering Committee shall consist of an equal number of representatives from each party. Decisions relevant to the research collaboration shall be made by consensus. If no consensus decision can be made, the matter shall be escalated to and resolved by the Chief Executive Officer of Progenics and the Director of Roche Discovery Welwyn, UK. In case no consensus is reached after escalation, the matter shall be finally decided by the Head of Global Research of Roche.

     No action shall be taken by the Joint Steering Committee that adversely affects the contract rights or obligations of the parties hereunder.

2.3 During the term of the Research Collaboration Progenics shall identify and provide to Roche at no additional cost such reagents, cell lines and other materials (including soluble CD4) constituting Progenics Intellectual Property Rights and Progenics Confidential Information as Roche shall reasonably request in connection with the research and development activities contemplated by the Research Collaboration.

     Progenics hereby grants to Roche an immunity from suit by Progenics and Columbia University under the US patent 5,126,433. and European Patent EP 280 710 B and Progenics Intellectual Property rights, for the use by Roche of such reagents, cell lines and other materials in the Research Collaboration.

2.4 Roche will [ *** ] If Roche elects to discontinue development of a Compound, it shall promptly so notify Progenics.

2.5 The Research Collaboration shall have a term of three years from the effective date of these Heads of Agreement. Thereafter, the Research Collaboration may be extended upon mutual agreement.


3.   License Grant

3.1 Progenics hereby grants to Roche and its Affiliates a sole and exclusive, world-wide license solely in the Field under Progenics Intellectual Property Rights and Progenics Confidential Information to develop, make, have made, use, sell, offer to sell and import Products. Notwithstanding the foregoing, Progenics reserves the right to use Progenics Intellectual Property Rights and Progenics Confidential Information without cost (i) in the Field for

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     non-commercial internal research purposes and (ii) outside the Field for any purpose.

     The license granted by Progenics hereby expressly does not extend to the use of the Progenics Intellectual Property Rights or Progenics Confidential Information outside the Field.

3.2 The license includes the right to grant sublicenses to the extent hereinafter provided. Roche shall have the right to grant sublicenses to third parties in all countries (i) during the research phase of the Research Collaboration to accelerate or improve the research, only upon approval by the Joint Steering Committee (ii) after the research phase, without any restriction in countries that are not Major Markets. In Major Markets, Roche shall be entitled to sublicense Progenics Intellectual Property Rights and Progenics Confidential Information only to the extent necessary to support the licensing of Roche Intellectual Property Rights and provided that Roche shall have obtained Progenics' prior written consent, which consent shall not be unreasonably withheld. If Roche grants a sublicense such sublicense shall, at a minimum, be in accordance with all of the terms of this Agreement and all obligations and requirements of this Agreement shall apply to the sublicensee to the same extent as they apply to Roche for the performance of all obligations so imposed on such licensee and Roche itself will pay and account to Progenics for all royalties due under this Agreement by reasoons of the operations of any such sublicensee. The details of such arrangements will be discussed for the final agreement. As a condition to any sublicense hereunder, (i) Roche shall promptly after the execution of any such sublicense furnish to Progenics a complete and correct copy of the sublicensing agreement which Progenics will treat as Confidential Information subject to Section 6, infra (ii) the sublicensee shall agree with Progenics in writing to keep (and to permit Progenics to review) books and records so as to otherwise comply with the applicable terms of this Agreement and (iii) Roche shall remain responsible for the performance of any such sublicensee's obligations.



4.   Consideration

4.1  Research contribution

     Roche shall pay Progenics during the Term of the Research Collaboration USD [ *** ] per year, inclusive of taxes and overhead, for the funding of the positions of [ *** ] The amount of funding payable for each year after the first year of the Research Collaboration shall increase by [ *** ](relative to the prior year) to reflect cost of operations increases.

     Such payments will be made in four equal installments at the beginning of each calendar quarter upon receipt of an invoice from Progenics.

4.2  Milestone payments

     Roche shall pay Progenics the following milestone payments in USD:

     a. [ *** ]

     b. [ *** ]

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     c. [ *** ]

     d. [ *** ]

     e. [ *** ]

     f. [ *** ]

     g. [ *** ]

     h. [ *** ]

     i. [ *** ]

     Milestone payments shall be non-refundable, paid only once, whatever the number of Compounds that reach such milestone, and shall not be credited against future royalties.

     Notwithstanding the foregoing, Roche is free to terminate the development of a Compound and, in such case, may terminate its obligations under this paragraph at any time with three (3) months prior written notice. Any such termination shall not relieve Roche of its obligation to make milestone payments with respect to milestones achieved prior to notifying Progenics of such termination.



4.3  Royalties

     Roche shall pay to Progenics a royalty based on the sum of world-wide annual Net Sales of Products, as follows:

     a. [ *** ]

     b. [ *** ]

     c. [ *** ]

     d. [ *** ]



     Royalties shall be paid with respect to Net Sales in any country for [ *** ] commencing with the first sale of the each Product in such

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     country. Thereafter, the license granted by Progenics to Roche with respect to such country and to such product shall become a fully paid-up license. The royalties due to Progenics shall be reduced in case of third party royalties and license fees paid as a result of dominating third-party patents. In case of dominating third party's patent, [ *** ] of the royalties and fees paid by Roche to such third party(ies) for deblocking license(s), will be deducted from the royalties to be paid to Progenics. In no case shall the royalty reduction exceed [ *** ] of the royalties otherwise due to Progenics.

     The details of the provision dealing with multiple products discount shall be included in the definitive agreement. [ *** ]

     Roche and any sublicensee thereof shall keep for three (3) years from the date of each payment of royalties records of sales and all other information necessary to calculate Net Sales The conditions in which Progenics shall have the right to audit such records will be described in the final agreement.


5.   Contingent License to Progenics

5.1 In case that in the Field, Roche and its Affiliated Companies discontinue the active funding and staffing of the research and development of Compounds and no Compound at all [ *** ] then:

     a. The License granted pursuant to Section 3.1 shall immediately terminate; and

     b. Roche shall grant to Progenics exclusively in the Field a royalty-bearing exclusive worldwide license, with the right to sublicense, to the Roche Intellectual Property Rights relating to any Compound that [ *** ] If Progenics wishes to have access to the data on any such Compound produced by Roche and its Affiliated Companies, Roche will propose to Progenics a fair price for such data which will reflect the cost of the development by Roche of such Compound.

5.2 In case that Roche decides to license out a Compound, [ *** ] and to sublicense concurrently Progenics Intellectual Property rights and Progenics Confidential Information pursuant to Article 3.2, [ *** ] The conditions for such license to Progenics will be similar to the conditions offered by Roche to third parties.

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6.   Secrecy Provisions

6.1 During the term of this Agreement, a party (the recipient party) may obtain certain Confidential Information, as defined in section 1.8 (b) and 1.10
     (b), from the other party.

6.2 The parties hereto agree that the recipient party of Confidential Information received hereunder shall treat such Confidential Information as it would treat its own Confidential Information of a like nature and shall not disclose it to any third party nor use it other than in connection with this Agreement during the Term of this Agreement, but in any event for 10
     (ten) years from disclosure thereof except as follows (in each case as proven by competent evidence):

     a. to the extent such Confidential Information is general public knowledge or which, after disclosure hereunder, becomes general or public knowledge through no fault of the recipient party; or

     b. to the extent such Confidential Information can be shown by the recipient party to have been in its possession prior to receipt thereof hereunder; or

     c. to the extent such Confidential Information is received by the recipient party from any third party not under any lawful obligation (by contract or otherwise) to refrain from such disclosure.

     A party may also disclose Confidential Information it receives hereunder to the extent (i) submitted by the party to governmental authorities, experts, and regulatory authorities to facilitate the issuance of marketing approvals of Products, (ii) such Confidential Information is required in filing patent applications related to Compounds and/or Products, or (iii) otherwise required to be disclosed in compliance with applicable laws or regulations or order by a court or other regulatory body having competent jurisdiction; provided that in any of (i), (ii) or (iii) above if a party intends to make any disclosure of the other party's Confidential Information it will give reasonable advance notice to the other party of such intent and use its best efforts to secure confidential treatment of such Confidential Information required to be disclosed.

     Notwithstanding the foregoing, to the extent required by law or regulation, Progenics shall be entitled to summarize the terms of this Agreement in and file this Agreement, excluding the financial terms, as an exhibit to a registration statement or other document filed by Progenics with the U.S. Securities and Exchange Commission or any self-regulatory organization in connection with or occasioned by Progenics' initial public offering, provided that Roche shall be furnished with a copy of any proposed summary and the opportunity to comment thereon a reasonable time prior to submission.

6.3 For purposes of this Section 6, Affiliated Companies of Roche are not considered third parties provided that such Affiliated Companies assume the same obligations according to Article 6.2 of this Agreement and are therefore bound to the obligations of Roche, provided that Roche shall be liable for any disclosure. The same applies with regard to sublicensees of Roche.

6.4 The provisions of this Section 6 shall survive any termination of this Agreement pursuant to Section 7 or otherwise.

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7.   Term and Termination

7.1 This Agreement shall enter into full force on the Effective Date and shall remain in force, except as expressly stated herein, until the expiration of all obligations to pay royalties pursuant to any of the licenses granted herein. Roche is free to terminate this Agreement at any time with three months prior notice. In such case, the license granted by Section 3.1 hereof shall immediately terminate and the obligations of the Parties will cease except Roche's obligation of research funding of [ *** ] for a minimun of [ *** ] measured from the Effective Date pursuant to Article
     4.1. In addition, Roche may terminate the Research Collaboration at any time after December 31, 1999 with six months' prior written notice effective as of the end of the calendar quarter specified in such notice (subject to continuation of research funding for a [***] year period as specified in the prior sentence).

7.2 Failure by one party to comply with any of its respective material obligations contained in this Agreement shall entitle the other party to give the party in default written notice in order to cure such default. If such default is not cured within sixty (60) days after receipt of such written notice, the notifying party shall be entitled without prejudice to any and all rights conferred to it by this Agreement to terminate this Agreement by giving notice with immediate effect.

7.3 Neither of the undersigned parties shall be liable for failure to perform its obligations under this Agreement when occasioned by contingencies beyond its control, including, without limitation, strikes or other work stoppages, lock-outs, riots, wars, delay of carriers and Acts of God, including, without limitation, fire, floods, storms, earthquakes, and acts or failures to act of government or govermental agencies or instrumentalities (Force Majeure). Each party will notify the other immediately should any such contingencies occur.

7.4 Expiration or termination of the Research Collaboration or termination of the Agreement or licenses granted or contemplated hereby shall not relieve the parties of any accrued obligation under this Agreement. It is expressly understood that no such expiration or termination shall relieve either party hereto of its obligations to make milestone payments or to pay royalties in respect of Net Sales of Products for the duration specified in
     Article 4.3.

7.5 In the event of the termination or expiration of the Research Collaboration or any license granted hereby, except as otherwise provided herein each party shall return to the other party all Confidential Information and materials of the other furnished by such party pursuant to this Agreement, except for one archival copy.


8.   Governing Law and Arbitration


8.1 In the event of any controversy or claim arising out of or relating to any provision of this Agreement the breach, termination or validity thereof, the parties shall try to settle those conflicts amicably between themselves.

8.2 Should they fail to agree, any such controversy or claim shall be settled by final and binding arbitration pursuant to the American Arbitration Association as hereinafter provided:

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     a.   The Arbitration Tribunal shall consist of three arbitrators. Each party shall nominate in the request for arbitration and the answer thereto one arbitrator and the two arbitrators so named will then jointly appoint the third arbitrator as chairman of the Arbitration Tribunal. If one party fails to nominate its arbitrator or if the parties' arbitrators cannot agree on the person to be named as chairman within sixty (60) days, such arbitrator(s) shall be chosen in accordance with the rules of the American Arbitration Association.

     b. The place of arbitration shall be in New York, New York, and the arbitration proceedings shall be held in English. The procedural law of the place of arbitration shall apply where the said Rules are silent.

     c. The award of the Arbitration Tribunal shall be final and judgment upon such an award may be entered in any competent court of application may be made to any competent court for judicial acceptance of such an award and order of enforcement.

8.3 The provisions of this Section 8 shall become effective only upon entry into a Final Agreement.


9.   Certain Patent Matters

9.1 Progenics shall have the right but not the obligation to maintain and prosecute at its expense, patent rights constituting Progenics Intellectual Property Rights. If Progenics decides not to pursue patent protection at any time for any Progenics Intellectual Property Rights subject to this agreement in any country, it shall give reasonable notice to Roche to this effect and Roche shall have the right but not the obligation at its expense to prosecute and maintain such patent protection with respect to such Progenics Intellectual Property Rights in such country. In such case, Roche shall have the right to apply royalty reduction to Progenics as to out-of-pocket expenses reasonably incurred by Roche in maintaining and prosecuting such patents in such countries.

9.2 Roche shall have the right but not the obligation. to maintain, prosecute at its expense, patent rights constituting Roche Intellectual Property Rights, subject to this agreement. If Roche decides not to pursue patent protection at any time for such Roche Intellectual Property Rights in any country, it shall give reasonable notice to Progenics to this effect, and Progenics shall have the right, but not the obligation, at its expense, to prosecute and maintain such patent protection with respect to such Roche intellectual Property Rights in such country. In such case, Progenics shall have the right to apply royalty reduction to Roche as to out-of-pocket expenses reasonably incurred by Progenics in maintaining and prosecuting such patents in such countries.


9.3 Provisions regarding the enforcement of patents covering either the Progenics Intellectual Property Rights or the Roche Intellectual Property Rights will be addressed in the full Agreement.

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10.  Miscellaneous

10.1 During the term of this Agreement Roche and Progenics will make available and disclose to each other the relevant information relating to the Field which is required for the performance of the program. In addition, from and after the termination of the Research Collaboration and until termination of this Agreement, Roche shall provide Progenics semi-annually a summary progress report with respect to Compounds under development.

10.2 Roche [ *** ]

10.3 Neither party shall be entitled to assign its rights hereunder without the express written consent of the other party hereto. No assignment and transfer shall be valid unless and until the assignee agrees in writing to be bound by the provisions of this Agreement.

10.4 This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of New Jersey (US).

10.5 The terms of this Heads of Agreement will become binding on the parties and effective on the Effective Date Although binding upon the parties, the terms hereof shall be incorporated into a definitive full agreement containing additional terms usual and customary for this kind of transaction and of this magnitude which the parties agree to negotiate in good faith. Such Agreement shall also contain customary and usual provisions for Agreements of this nature for pharmaceutical products of like stage of development including without limitation, warranty, infringement, and indemnification provisions. The parties agree to make diligent efforts to expediently conclude such full definitive agreement provided, however that failure to conclude such agreement shall not affect the validity or enforceability of this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the respective dates written below.


Hoffmann-La Roche Inc.                  Progenics Pharmaceuticals, Inc.

By:_________________________            By:_________________________


____________________________            ____________________________
Print Name                              Print Name

____________________________            ____________________________
Title                                   Title

____________________________            ____________________________
Date                                    Date



F. Hoffmann-La Roche Ltd.

By:_________________________

____________________________
Print Name

____________________________
Date


By:_________________________

____________________________
Print Name

____________________________
Date

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                                      APPENDIX A
                                 PROGENICS AND ROCHE
                      RESEARCH COLLABORATION ON HIV CO-RECEPTORS


                                       [ *** ]








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